Exhibit 99.1

Aerie Pharmaceuticals, Inc. and DSM Biomedical, Inc. Expand Collaboration

Agreement Focused on Novel Drug Delivery Technology in Ophthalmology

Promising Technology Platform to Potentially Deliver Therapies to Treat a Broad Spectrum of

Ophthalmic Diseases

Durham, NC and Exton, PA — (BUSINESS WIRE) — August 1, 2018 — Aerie Pharmaceuticals, Inc. (NASDAQ:AERI), an ophthalmic pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with open-angle glaucoma, retina diseases and other diseases of the eye, and DSM Biomedical, Inc., a global solutions provider in biomedical science and regenerative medicine, today reported that they have expanded their collaborative research, development, and license agreement.

In July 2017, Aerie announced that it had entered into a research collaboration and license option agreement with DSM for purposes of evaluating the sustained delivery of certain Aerie compounds using DSM’s bioerodible polyesteramide polymer technology. The initial focus has been on retinal diseases such as wet AMD (wet age-related macular degeneration) and DME (diabetic macular edema). Promising preclinical results have been obtained with polyesteramide-based implants containing AR-13503, an Aerie-owned preclinical small molecule, and Aerie expects to file an IND (Investigational New Drug) application in early 2019. AR-13503 inhibits Rho kinase and Protein kinase C and thus has the potential to address vascular dysfunction, fibrosis and inflammation in retinal diseases. When formulated as a sustained-release implant using DSM’s bioerodible polyesteramide polymer technology, AR-13503 may reduce treatment burden by allowing for intravitreal injection approximately every six months. In preclinical models of wet AMD and proliferative diabetic retinopathy, this molecule has shown a reduction of lesion size at levels consistent with the market-leading anti-VEGF product containing aflibercept. Additionally, when used additively to aflibercept, further improvements in lesion size reduction have been observed. Pending additional studies, AR-13503 and related compounds may have the potential to provide an entirely new mechanism of action to treat these diseases.

The expanded agreement with DSM provides for the following:

•	Aerie will immediately have a worldwide exclusive license for all ophthalmic indications to DSM’s polyesteramide polymer technology for an unlimited number of compounds.

•	Aerie and DSM will continue collaborative research activities through the end of 2020, including the transfer of DSM’s formulation technology to Aerie during that time.

•	Aerie will gain access to DSM’s preclinical stage latanoprost implant with the potential for initial clinical studies in glaucoma patients in 2019. This implant may potentially be inserted via subconjunctival or intracameral injection, utilizing Aerie’s PRINT® technology license to allow Aerie to manufacture these implants.

Aerie paid $6.0 million to DSM upon signing of the expanded agreement, with an additional $9.0 million payable to DSM through the end of 2020. Further payments to DSM are contingent upon Aerie’s achievement of various clinical and regulatory development milestones, and if products are commercialized under this collaborative agreement, Aerie would also pay royalties to DSM.

“This expanded agreement with DSM opens up many new opportunities to Aerie as we continue to innovate with new drugs and technologies to potentially treat many diseases of the eye, far beyond our current priority of moving AR-13503 into the clinic next year. For Aerie, this is a platform upon which we can build our innovative sustained release strategies for many ophthalmic diseases, including glaucoma,” said Vicente Anido, Jr., Ph.D., Chairman and Chief Executive Officer at Aerie.

“We are very excited that we have expanded our partnership with Aerie, a company that is widely recognized as a leading company in the development of new ophthalmology medicines that have the potential to brighten the lives of many patients,” said Marc Hendriks, Ph.D., Head of Strategy & Alliances at DSM Biomedical. “Moreover, it is a validation of the enabling value our bioerodible polyesteramide polymer brings in the development of innovative sustained release products; a platform technology that we can extend to other disease areas.”

About Aerie Pharmaceuticals, Inc.

Aerie is an ophthalmic pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with open-angle glaucoma, retina diseases and other diseases of the eye. Aerie’s first product, Rhopressa® (netarsudil ophthalmic solution) 0.02%, a once-daily eyedrop approved by the U.S. Food and Drug Administration (FDA) for the reduction of elevated intraocular pressure (IOP) in patients with open-angle glaucoma or ocular hypertension, was launched in the United States in April 2018. In clinical trials of Rhopressa®, the most common adverse reactions were conjunctival hyperemia, cornea verticillata, instillation site pain, and conjunctival hemorrhage. More information about Rhopressa®, including the product label, is available at www.rhopressa.com. Aerie’s advanced-stage product candidate, RoclatanTM (netarsudil/latanoprost ophthalmic solution) 0.02%/0.005%, a fixed-dose combination of Rhopressa® and the widely-prescribed PGA (prostaglandin analog) latanoprost, achieved its 3-month primary efficacy endpoint in two Phase 3 registration trials, Mercury 1 and Mercury 2, and also showed safety and efficacy throughout 12 months in Mercury 1. Aerie submitted the RoclatanTM New Drug Application (NDA) in May 2018 and, in July 2018, the FDA set the PDUFA (Prescription Drug User Fee Act) goal date for the completion of the FDA’s review of the RoclatanTM NDA for March 14, 2019. Aerie continues to focus on global expansion and the development of additional product candidates and technologies in ophthalmology, including for wet age-related macular degeneration and diabetic macular edema. More information is available at www.aeriepharma.com.

DSM — Bright Science. Brighter Living.™

Royal DSM is a purpose-led global science-based company in Nutrition, Health and Sustainable Living. DSM is driving economic prosperity, environmental progress and social advances to create sustainable value for all stakeholders. DSM delivers innovative business solutions for human nutrition, animal nutrition, personal care and aroma, medical devices, green products and applications, and new mobility and connectivity. DSM and its associated companies deliver annual net sales of about €10 billion with approximately 23,000 employees. The company is listed on Euronext Amsterdam. More information can be found at www.dsm.com.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing”, “opportunities” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the success of any development efforts growing out of Aerie’s collaboration with DSM for the treatment of macular degeneration or other ophthalmic uses, the likelihood that any such development efforts will result in product approval by the FDA or other Regulatory Agencies, our expectations regarding the commercial launch and sales of Rhopressa® and RoclatanTM and any future product candidates, if approved; our commercialization, marketing, manufacturing and supply management capabilities and strategies; third-party payer coverage and reimbursement of Rhopressa® and RoclatanTM and any future product candidates, if approved; the glaucoma patient market size and the rate and degree of market adoption of Rhopressa® and RoclatanTM and any future product candidates, if approved, by eye-care professionals and patients; the timing cost or other aspects of the commercial launch of Rhopressa® and RoclatanTM and any future product candidates, if approved; the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for Rhopressa®, with respect to regulatory approval outside the United States, and RoclatanTM and any future product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our expectations regarding the effectiveness of Rhopressa®, RoclatanTM and any future product candidates and results of our clinical trials and any potential preclinical studies; the timing of and our ability to request, obtain and maintain FDA or other regulatory authority approval of, or other action with respect to, as applicable, Rhopressa®, RoclatanTM and any future product candidates in the United States, Canada, Europe, Japan and elsewhere, including the expected timing of, and regulatory and/or other review of, filings for, as applicable, Rhopressa®, RoclatanTM and any future product candidates; the potential advantages of Rhopressa®, RoclatanTM and any future product candidates; our plans to pursue development of additional product candidates and technologies in ophthalmology, including development of Rhopressa® and RoclatanTM for additional indications, our preclinical retina programs and other therapeutic opportunities; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma and ophthalmology; our ability to protect our proprietary technology and enforce our intellectual property rights; and our expectations regarding collaborations, licensing, acquisitions and strategic operations, including our ability to in-license or acquire additional ophthalmic products, product candidates or technologies. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, industry change and other factors beyond our control, and depend on regulatory approvals and economic and other environmental circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). In particular, FDA approval of Rhopressa® does not constitute FDA approval of RoclatanTM, and there can be no assurance that we will receive FDA approval for RoclatanTM or for any future product candidates. FDA approval of Rhopressa® also does not constitute regulatory approval of Rhopressa® in jurisdictions outside the United States, and there can be no assurance that Rhopressa® will obtain regulatory approval in other jurisdictions. Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts

Aerie Pharmaceuticals

Media: Tad Heitmann 949-526-8747; theitmann@aeriepharma.com

Investors: Richard Rubino 908-947-3540; rrubino@aeriepharma.com

Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals

Investors: Ami Bavishi 212-213-0006; abavishi@burnsmc.com

DSM

Elizabeth Calvez 973-257-8559; elizabeth.calvez@dsm.com

Source: Aerie Pharmaceuticals, Inc.